Greektown Superholdings 8-K

FOR IMMEDIATE RELEASE

December 19, 2012

Greektown Superholdings, Inc. Prices $455.0 Million Credit Facilities

DETROIT, December 19, 2012– Greektown Superholdings, Inc. (“Greektown” or the “Company”) today reported the pricing of $455.0 million of credit facilities, intended to replace its outstanding 13.0% senior secured notes due July 1, 2015 and its revolving credit facility in their entirety. The new facilities, which will be secured by substantially all of the assets of the Company and its subsidiaries, are comprised of a  $325.0 million first-lien term loan B facility, and a $100.0 million second-lien term loan facility, a $15.0 million revolving credit facility, a $15.0 million first-lien term loan A facility.

The revolving credit and term loan A facilities will initially bear interest at LIBOR plus 2.25%, and have maturities of three years and five years, respectively. The term loan B facility will bear interest at LIBOR plus 5.00% and has a six year maturity. The second-lien term loan will bear interest at LIBOR plus 9.75% and has a maturity of seven years. The term loan B and second-lien term loan are subject to a LIBOR floor of 1.25%, and were offered at 99.0% and 98.0%, respectively.

The closing of the refinancing transaction is subject to approval by the Michigan Gaming Control Board, the execution of definitive documentation, and the satisfaction of customary closing conditions. The pricing has been agreed to for a period of up to 90 days from the pricing date of December 18, 2012, subject to a ticking fee if the transaction closes beyond thirty days of the pricing date.

“The new credit facilities are expected to significantly reduce our annual cash interest payments compared to our existing facilities,” said Michael Puggi, Greektown’s president and chief executive officer. “This allows us the flexibility to reduce our overall level of debt over time, and meaningfully enhances our financial strength.”

The Company plans to use the net proceeds to fund the redemption of its existing 13.0% senior secured notes due July 1, 2015 and its revolving credit facility, to pay related transaction costs and expenses, and for general corporate purposes.

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About Greektown Superholdings, Inc.

Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as Asteria, The Fringe, Shotz Sports Bar & Grill, Bistro 555 and a VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009 and became the first Michigan casino to debut a smartphone application. For more information, visit greektowncasinohotel.com.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies, including the risks that the required regulatory approval cannot be obtained, that other closing conditions, which include the absence of a material adverse change, cannot be satisfied, and the risk of increases in the LIBOR rate which would affect the interest savings that the Company expects to realize from the refinancing. Many of these risks, uncertainties and contingencies are beyond Greektown’s control. There can be no assurance that the refinancing of the Company’s existing indebtedness will be successful. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:
Greektown Superholdings, Inc.
Lloryn Love
313-223-2999, ext. 5455
llove@greektowncasino.com

Investor Contact:
Greektown Superholdings, Inc.
Glen Tomaszewski
Senior Vice President, Chief Financial Officer and Treasurer
313-223-2999, ext. 5467
gtomaszewski@greektowncasino.com